ARTICLES OF INCORPORATION           RECEIVED
                                       OF                   MAR-5 1996
                         MARINA CAPITAL INCORPORATED        Utah Div. of Corp.
                                                            & Comm. Code
KNOW ALL MEN BY THESE PRESENTS:
That we, the undersigned, natural persons of the age of twenty one years or older, for the purpose of organizing a Corporation pursuant to the Utah Division of Corporation Act, do hereby adopt the following Articles of Incorporation for such Company:

FIRST:	The name of the corporation is "Marina Capital Incorporated"

SECOND:  	The corporation shall have perpetual existence.

THIRD: (a) The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Utah and or conduct any lawful business in the State of Utah or any other state, territory, the District of Columbia, colony, or protectorate of the United States of America and in any foreign country. To have one or more offices or places of business within or without the State of Utah and to carry out any lawful business authorized in these Articles outside the State of Utah.

        (b) In furtherance of the foregoing purpose, the corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of the State of Utah. In addition, it may do everything necessary, suitable or proper for the accomplishment of any of its corporation purposes including, but not limited to, financial security underwriting, lending, real estate development, purchasing, mergers, business acquisitions, marketing and sales.

FOURTH:	(a) The aggregate number of shares which the corporation shall have authority to issue is: Thirty Million (30,000,000) shares of common stock, $.0O1 par value, and Five Mil1ion (5,000,000) shares of preferred stock, no par value. These preferred shares may be issued in one or more series at the discretion of the Board of Directors.

        (b) Each shareholder of record shall have one vote for each share of common stock standing in his or her name on the books of the corporation and entitled to vote, except that in the election of directors he or she shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

        (c) No shareholder of the corporation shall have any preemptive or similar right to acquire any additional unissued or treasure shares of stock, or for other securities of any class, or for rights, warrants, or options to purchase stock or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

        (d) The board of directors may, from time to time, distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the corporation, a portion of its assets, in cash or property, subject to the limitations contained in the statues of Utah.

FIFTH:	The board of directors shall be composed of not less than two nor more than fifteen directors. The initial board of directors of the corporation who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are as follows:

NAMES                         ADDRESS

Richard V. Murray             3748 Divisadero, San Francisco, CA 94123

Larry R. Walker               195 Alhambra # 3 San Francisco, CA 94123

SIXTH:	The Company's initial Registered Agent and office address is:
Lauri Andersen 385 West Willow Ridge Circle, Centerville, Utah, 84014.

I hereby accept the office of Registered: /S/ Lauri Anderson   3/5/96
                                         _______________________________
                                             Lauri Andersen    Date

SEVENTH: (a) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment order, settlement, or conviction or upon a pleas of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

         (b) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or
                                      -2-
misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

         (c) To the extent that a director, officer, employee fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (a) or (b) of this Article VII or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under (a) or (b) of this Article VII (unless ordered by a court) and as distinguished from (c) of this article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (a) or (b) above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs.

         (e) Expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in Section (d) of this Article, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

         (f) The board of directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

         (g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

EIGITH:	The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and the same are in furtherance of and not in limitation of the powers, conferred by law:

        No contract or other transaction between this corporation and one or more of its directors, officers, or stockholders or between this corporation and any other corporation, firm or association in which one or more of its officers, directors, or stockholders are officers, directors or stockholders shall be either
                                      -3-
void or voidable (1) if at a meeting of the board of directors or committee authorizing or ratifying the contract or transaction there is a quorum of persons not so interested in the contract or other transaction is approved by a majority of such quorum or (2) if the contract or other transaction is ratified at an annual or special meeting of stockholders, or (3) if the contract or other transaction is just and reasonable to the corporation of the time it is made, authorized or ratified.

NINTH:	The name and address of the incorporators is:

Richard V. Murray       3748 Divisadero, San Francisco, CA 94123
v
Larry R. Walker		195 Alhambra #3 San Francisco, CA 94123


Dated this 5  Day of  March, 1996


/s/ Richard V. Murray                    /s/ Larry R. Walker
________________________                ________________________
Richard V. Murray                         Larry R. Walker